YUKON                       BUSINESS CORPORATIONS ACT
Justice                              FORM 1




                          CERTIFICATE OF INCORPORATION



                                 NORTHWORKS INC.




     I hereby certify that the above-mentioned corporation, the Articles of Incorporation of which are attached, was incorporated under the Business Corporations Act of Yukon.



[SEAL]

                                                       /s/  M. Richard Roberts
Corporate Access Number:29402                          -------------------------
Date of Incorporation: 2002-03-27                      "M. Richard Roberts"
                                                       Registrar of Corporations


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                        BUSINESS CORPORATIONS ACT (YUKON)
                            ARTICLES OF INCORPORATION
                            -------------------------

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1.   Name of Corporation: NORTHWORKS INC.

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2.   The  classes  and  any  maximum  number  of  shares that the Corporation is authorized  to  issue:

     One class of an unlimited number of shares designated as Common Shares without par or nominal value;

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3.   Restrictions if any on share transfers:

     The transfer of shares is restricted; no share of the Corporation may be transferred without approval of the Board of Directors. In the event the Corporation becomes a distributing corporation this foregoing restriction shall be deemed to be removed and of no further force and effect;

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4.   Number  (or minimum and maximum number) of Directors: Not less than one (1)
     and not more than seven (7); In the event that the Corporation becomes a distributing corporation, the minimum number of directors shall be three
     (3);

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5.   Restrictions  if  any  on  business  the  Corporation  may  carry  on:

     None

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6.   Other  provisions  if  any:

     See  attached  Schedule  "  A  "

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7.   Incorporator(s):                                     Date:  March 27, 2002
     NAME                     ADDRESS                     SIGNITURE
     ----                     -------                     ---------

     Gareth C. Howells        200 -204 Lambert Street     /s/  Gareth C. Howells
                              Whitehorse, YT
                              YIA 3T2

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(Form 1-01)                                               Filed
                                                      March 27 2002

                                                     Deputy Registrar
                                                     of Corporations


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                                   SCHEDULE A
                         ATTACHED TO AND FORMING PART OF
                                    FORM 1-01
                            ARTICLES OF INCORPORATION
                                       OF
                                 NORTHWORKS INC.
                               (THE "CORPORATION")

1. The number of shareholders of the Corporation, exclusive of (a) persons who are in its employment and are shareholders of the Corporation and (b) persons who, having been formerly in the employment of the Corporation, were, while in that employment, shareholders of the Corporation and have continued to be shareholders of the Corporation after termination of that employment, is limited to fifty (50) persons, two (2) or more persons who are joint registered owners of one (1) or more shares being counted as one ( 1) shareholder .

2. Any invitation to the public to subscribe for the securities of the Corporation is prohibited.

3. The Corporation shall have a lien on shares registered in the name of a shareholder for any debt due to the Corporation by the shareholder.

4. The Directors of the Corporation may, between annual general meetings of the Corporation, appoint one or more additional directors to serve until the next annual general meeting but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting, and in no event shall the total number of directors exceed the maximum number of directors fixed pursuant to paragraph 4 of the Articles of Incorporation.

5. Meetings of shareholders may be held at Vancouver, British Columbia or such other place or places as the directors may determine from time to time in their absolute discretion.

6. In the event any securities of the Corporation become listed or quoted on any stock exchange in Canada, the United States, or elsewhere, or if the Corporation otherwise becomes a reporting issuer in Canada, or is registered with the SEC or any securities regulatory authority in the United States or elsewhere, paragraphs 1, 2 and 3 shall be deemed to be deleted and of no further force and effect.



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